EXHIBIT 24

NOTICE REGARDING ARTHUR ANDERSEN LLP

The statements of net assets and related statements of changes in net assets and supplementary data included in this Form 11-K are incorporated by reference into several registration statements we have filed under the Securities Act of 1933, as amended (the “Securities Act”), and will be incorporated by reference into future registration statements we file under the Securities Act. Section 11(a) of the Securities Act provides that if any part of a registration statement at the time it becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement or as having prepared or certified any report or valuation which is used in connection with the registration statement with respect to the statement in such registration statement, report or valuation which purports to have been prepared or certified by the accountant. Arthur Andersen LLP was our principal independent accountant until their dismissal on May 9, 2002. Prior to the date of this Form 11-K the Arthur Andersen partners who reviewed our most recent statements of net assets and related statements of changes in net assets resigned from Arthur Andersen. As a result, after reasonable efforts, we have been unable to obtain Arthur Andersen’s written consent to the inclusion in this Form 11-K of its audit reports with respect to our financial statements, which means that Arthur Andersen has not consented to the inclusion of its audit reports in any present or future registration statements into which the financial statements, supplementary data and financial statement schedule included herein are incorporated by reference. Under these circumstances, Rule 437a under the Securities Act permits us to file this Form 11-k and permits us to incorporate by reference the statements of net assets and related statements of changes in net assets, and supplementary data included herein into present and future registration statements, without the written consent of Arthur Andersen. Accordingly, Arthur Andersen will not be liable to you under Section 11(a) of the Securities Act because it has not consented to being named as an expert in this Form 11-K or any present or future registration statement into which this Form 11-K may be incorporated by reference